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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           APEX MORTGAGE CAPITAL, INC.
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             (Exact name of registrant as specified in its charter)

                      Maryland                               95-4650863
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      (State of Incorporation or Organization)           (I.R.S. Employer
                                                      Identification Number)

 865 South Figueroa Street, Los Angeles, California            90017
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      (Address of Principal Executive Offices)              (Zip Code)


If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to Section               securities pursuant to Section
12(b) of the Exchange Act and is             12(g) of the Exchange Act and is
effective pursuant to General                effective pursuant to General
Instruction A.(c), please check the          Instruction A.(d), please check
following box. /X/                           the following box. / /


Securities Act registration statement file number
   to which this form relates:  ___________________________________________
                                             (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                  Name of Each Exchange on Which
         to be so Registered                  Each Class is to be Registered

   PREFERRED STOCK PURCHASE RIGHTS               NEW YORK STOCK EXCHANGE
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Securities to be registered pursuant to Section 12(g) of the Act:


                                      none
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                                (Title of Class)

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ITEM 1.  DESCRIPTION OF THE REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the Preferred Stock Purchase Rights of Apex Mortgage Capital, Inc. (the "Company") is contained in a Current Report on Form 8-K, dated June 30, 1999 and filed with the Securities and Exchange Commission (the "SEC") on July 27, 1999, and such description is incorporated herein by reference.



ITEM 2.  EXHIBITS.
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Exhibit No.                Description
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
     1 Shareholder Rights Agreement between the Company and The Bank of New York, as Rights Agent (including as Exhibit A the form of Articles Supplementary relating to the underlying Series A Junior Participating Preferred Stock; as Exhibit B the form of Rights Certificate; and as Exhibit C the Summary of Rights) (previously filed as Exhibit 4.1 to the Company's Current Report on Form 8-K, dated June 30, 1999 and filed July 27, 1999 and incorporated herein by reference).

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                APEX MORTGAGE CAPITAL, INC.
                                        (Registrant)


Date:  July 27, 1999            By:     /s/ Philip A. Barach
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                                        Philip A. Barach
                                        President and Chief Executive Officer

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